EXHIBIT 10.2

                                                               EXECUTION VERSION


                                 BONUS AGREEMENT
                                 ---------------

         This BONUS AGREEMENT (this "Agreement") is entered into as of this 14th day of September, 2007, by and between Indalex Holdings Finance, Inc., a Delaware corporation (the "Company") and Michael Alger ("Alger"), on the following terms and conditions:

1. The Company shall pay Alger a cash bonus (payable as set forth herein) (the "Bonus") in an aggregate amount up to $1,406,645.19. Alger agrees and acknowledges that if Alger's employment by Sun Capital Advisors, Inc. or any of its affiliates ("Sun") is terminated for any reason, other than by Sun without Cause (as defined in the Company's 2006 Stock Option Plan (the "Plan")), or Alger breaches or violates (as determined in the sole discretion of Sun or the Company's Board of Directors) any of the terms or provisions of this Agreement, any grant agreement whereby the Company granted (or in the future grants) options or other securities to Alger (each a "Grant Agreement"), or any employment, bonus, option grant or other agreement between Alger and Sun or the Company or its affiliates, Alger will not be entitled to receive the Bonus.

2.   Subject to the terms hereof:

     (a) As soon as practicable after the occurrence of a Change in Control (as defined below), but in no event later than 60 days following the Change in Control, and provided that Alger is employed by Sun as of the date of such Change of Control, the Company shall pay Alger an amount equal to $1,406,645.19, less the amount, if any, by which $2,002,500 is greater than the product of (A) the fair market value of a share the Company's common stock (the "Company Common Stock") on the date of the Change in Control, as determined by the Company's Board of Directors in its sole discretion, multiplied by (B) 18,000 (the amount resulting from this calculation, the "Bonus Amount").

     (b) In the event (i) Alger's employment by Sun is terminated without Cause and (ii) as of the date of such termination (the "Termination Date"), Alger holds options to acquire Company Common Stock which are vested (in accordance with the terms of the Plan and each applicable Grant Agreement) (such vested options on the Termination Date, the "Vested Options"), then as soon as practicable after the occurrence of a Change in Control, but in no event later than 60 days following the Change in Control, the Company shall pay Alger an amount equal to the product of (A) the Bonus Amount, multiplied by (B) a fraction, the numerator of which is the Vested Options and the denominator of which is the total number of options to acquire Company Common Stock held by Alger as of the Termination Date.

     (c) In the event the Bonus Amount is less than or equal to $0, no amount shall be payable hereunder by either party hereto.

     (d) For purposes of this Agreement, "Change in Control" shall mean (i) any consolidation, merger or other transaction in which the Company is not the surviving entity or which results in the acquisition of all or
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          substantially all of the Company's  outstanding shares of common stock by a single person or entity or by a group of persons or entities acting in concert or (ii) any sale or transfer of all or substantially all of the Company's assets (excluding, however, for this purpose any real estate "sale-lease back" transaction); provided, however, that the term "Change in Control" shall not include transactions either (x) with affiliates of the Company or Sun (as determined by the Company's Board of Directors in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates; provided, further, that a transaction shall not constitute a Change in Control unless the transaction also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company's assets, within the meaning of
          Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including, without limitation, Internal Revenue Service Notice 2005-1 and Proposed Regulation Section 1.409A-3) promulgated thereunder.

3. The permitted payment events specified in Section 2 are intended to comply with the provisions of Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company may make any changes to this Agreement it determines in its sole discretion are necessary to comply with the provisions of Code Section 409A and any final, proposed, or temporary regulations or any other guidance issued thereunder without the consent of Alger.

4. The Company may withhold from any amounts payable to Alger under this Agreement such foreign, federal, state, local and other taxes as may be required to be withheld pursuant to any applicable law or regulation.

5. Alger agrees to abide by and hereby reaffirms the covenants and agreements set forth in this Agreement, any grant agreement whereby the Company granted (or in the future grants) options or other securities to Alger, or any employment, bonus, option grant or other agreement between Alger and Sun or the Company or its affiliates; and agrees that this Agreement constitutes additional consideration in support of such covenants and agreements.

6. This Agreement is legally binding on the parties and their respective successors and assigns. It may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof (including, without limitation, with respect to any bonuses payable in connection with the July 18, 2006, $1.52 per share dividend described in the Company's annual report on Form 10K for the fiscal year ended December 31, 2006), and supersedes and preempts any prior written or oral agreements understandings, or representations. Except as set forth herein, the terms and provisions of this Agreement cannot be terminated, modified or amended except in a writing signed by the party against whom enforcement is sought. This Agreement shall be governed by, and construed and, except as set forth in the second to last sentence of this paragraph, interpreted in accordance


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     with, the laws of the State of Delaware, and any suit, action or proceeding arising out of or relating to this Agreement shall be commenced and maintained in any court of competent subject matter jurisdiction located in Wilmington, Delaware. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party, upon final judgment on the merits, all attorneys' fees and disbursements actually billed to such party, including all such fees and disbursements incurred at trial, during any appeal or during negotiations. None of Alger's rights under this Agreement may be transferred, assigned, pledged or encumbered. Any ambiguity with respect to any term of this Agreement or any interpretation thereof shall be resolved in the sole discretion of the Company's Board of Directors. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE MATTERS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

7. Alger agrees and acknowledges that nothing in this Agreement shall confer upon Alger any right to continue in the employ of the Company or any of its subsidiaries or affiliates, or interfere in any way with any right of the Company or any of its subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for cause or without cause) without liability to the Company or any of its subsidiaries or affiliates.



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         IN WITNESS  WHEREOF,  the parties have executed this Bonus Agreement as of the date first above written.

                                    Indalex Holdings Finance, Inc.

                                    By:   /s/ Timothy R. J. Stubbs
                                       -----------------------------------------
                                    Name: Timothy R. J. Stubbs
                                    Title: President and Chief Executive Officer



                                          /s/ Michael E. Alger
                                    --------------------------------------------
                                    Michael Alger











                        Signature Page to Bonus Agreement